                                                                EXHIBIT 8(j)(ii)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

         THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT ("Amendment") amends the PARTICIPATION AGREEMENT dated January 4, 1999 ("Agreement"), by and between, Evergreen Equity Trust, a Delaware trust, and such other funds or portfolios of series-type mutual funds set forth on Schedule A attached hereto as amended from time to time, ("FUND") and The Variable Annuity Life Insurance Company ("VALIC"), a life insurance company organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account set forth on Schedule B hereto as amended from time to time (each such account hereinafter referred to as "ACCOUNT"). All capitalized terms in this Amendment, not otherwise defined, shall have the same meaning as in the Agreement

         WHEREAS, FUND and VALIC desire to amend Schedule A and Schedule C to add the Evergreen Special Equity Fund to act as an underlying funding vehicle for the Contracts; and

         WHEREAS, the Evergreen Special Equity Fund is a portfolio of the Evergreen Select Equity Trust, and not a portfolio of the Evergreen Equity Trust;

         NOW, THEREFORE, in consideration of their mutual promises, VALIC and FUND agree as follows:

         1. That Schedule A and Schedule C, copies of which are attached hereto, be amended as of the date of this Amendment, to reflect the addition of the Evergreen Special Equity Fund.

         2. The Evergreen Select Equity Trust is hereby added as a third party to the Agreement, and as such, all references to the term "Fund" shall hereby mean the Evergreen Equity Trust and the Evergreen Select Equity Trust.



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         3.       Except as amended herein, the Agreement is hereby ratified and confirmed in all respects.

Executed this 2nd day of October, 2000.

                                       Evergreen Equity Trust

Attest:                                By:
       ---------------------------        --------------------------------


                                       Evergreen Select Equity Trust

Attest:                                By:
       ---------------------------        --------------------------------


                                       The Variable Annuity Life
                                       Insurance Company

Attest:                                By:
       ---------------------------        --------------------------------



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                                   SCHEDULE A

                                      Funds


Evergreen Small Cap Value Fund - Class A (formerly Evergreen Small Cap Equity Income Fund)

Evergreen Value Fund - Class A

Evergreen Growth and Income Fund - Class A

Evergreen Special Equity Fund - Class A



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                                   SCHEDULE B

                                    Accounts


Name                                                          Date Established
----                                                          ----------------
The Variable Annuity Life Insurance Company                   April 18, 1979
Separate Account  A

Contracts
---------

Standard Form Number                                          Name
--------------------                                          ----
UITG-194                                                      Group Fixed and
                                                              Variable Deferred
                                                              Annuity Contract

UIT-194                                                       Individual Fixed and
                                                              Variable Deferred
                                                              Annuity Contract

UITN-194                                                      Individual Fixed and
                                                              Variable
                                                              Nonqualified
                                                              Deferred Annuity
                                                              Contract

UIT-IRA-194                                                   Individual Fixed and
                                                              Variable Deferred
                                                              Retirement Annuity
                                                              Contract

IRA-SEP-194                                                   Individual Fixed and
                                                              Variable Simplified
                                                              Employee Pension
                                                              Annuity contract

UIT-SIMPLE-897                                                Individual Fixed and
                                                              Variable Deferred
                                                              Simplified Retirement
                                                              Annuity Contract

                                    EXHIBIT C

FUND or ADVISER will pay VALIC the following asset-based Services fee computed daily and payable quarterly on the aggregate net asset value of the shares of each FUND maintained in accounts established with the FUND by VALIC:

                                                                                               12b-1 Fee
Fund                                                                                           Per Annum
----                                                                                           ---------
Evergreen Small Cap Value Fund - Class A (formerly Evergreen Small
Cap Equity Income Fund)                                                                          0.25%

Evergreen Value Fund - Class A                                                                   0.25%

Evergreen Growth and Income Fund - Class A                                                       0.25%

Evergreen Special Equity Fund - Class A                                                          0.25%